Exhibit 10.2

ESCROW AGREEMENT

This Escrow Agreement (“Agreement”) is made as of May  19, 2009 (the “Execution Date”) by and between Fushi International, Inc. and Dalian Fushi Bimetallic Manufacturing Company Ltd. (collectively and separately “Fushi”), Kuhns Brothers, Inc., Kuhns Brothers Securities Corp., and Kuhns Bros. & Co. Inc. (collectively and separately “Kuhns”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”).  Fushi, Kuhns and the Escrow Agent are sometimes referred to herein, individually, as a “Party,” and, collectively, as the “Parties.”

WHEREAS, Fushi and Kuhns have entered into a Settlement and Forbearance Agreement and Release, dated May 19, 2009 (the “Settlement Agreement”) which provides in part that to ensure the payment of a Judgment of amounts owed by Fushi to Kuhns, a stock certificate representing 2,200,000 shares of Fushi Common Stock (the “Escrow Shares”) shall be delivered to the Escrow Agent (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Settlement Agreement.);

WHEREAS, the sale of Escrow Shares may be used to satisfy amounts owed by Fushi pursuant to a Judgment entered into by the United States District Court for Connecticut for the District of Connecticut entered in favor of Kuhns and as more fully described in the Settlement Agreement;

WHEREAS, as provided in the Settlement Agreement, the amount of the Judgment may be adjusted; and

WHEREAS, this Escrow Agreement sets forth circumstances under which the Escrow Shares can be released from Escrow.

WHEREAS, Fushi and Kuhns desire that the Escrow Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.           Appointment of Escrow Agent.  Fushi and Kuhns hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Escrow Units.  On or before the Effective Date, Fushi shall have delivered or caused to be delivered to the Escrow Agent certificates representing the Escrow Shares, along with duly executed blank stock powers with a medallion signature guarantee and the Irrevocable Transfer Agent Instructions annexed hereto as Exhibit A.  The Escrow Agent shall hold and disburse the Escrow Shares as set forth herein provided that the Escrow Agent shall hold and enter into transactions for the sale of the Shares solely for the benefit of Kuhns and not for its own account.

2.1           Effective Registration Statement.  In the event that Fushi obtains an effective Registration Statement for the Escrow Shares, then, upon the written notice of effectiveness of the Registration Statement from Fushi to the Escrow Agent, the Escrow Agent will deposit Escrow Shares into the a brokerage account at Bishop Rosen & Co., Inc., (“Brokerage Account”) and will thereafter sell shares in such amounts and at such times as Kuhns directs; upon each sale, the cash proceeds shall be forwarded to Kuhns, with notice to Fushi, until such time as the Current Judgment Amount including any accrued interest, has been paid in full.  Notwithstanding the foregoing, in 2009 Kuhns is only entitled to receive from the Escrow Agent no more than $3,000,000 of cash proceeds from sale of Escrow Shares, provided that Kuhns shall use its reasonable efforts to direct sale of the Escrow Shares resulting in full payment of the Current Judgment Amount including any accrued interest by January 15, 2010 and provided further that any cash proceeds received from the sale in 2009 of Escrow Shares in excess of $3,000,000 shall be available for the general creditors of Fushi upon any bankruptcy or liquidation of Fushi.  Any proceeds from sale of the Escrow Shares in 2009 in the amount which is more than $3,000,000 and less than the then Current Judgment Amount including any accrued interest shall be forwarded to Kuhns by the Escrow Agent not earlier than and within reasonable time of January 1, 2010.  Fushi shall provide written notice to the Escrow Agent that the Registration Statement has been declared effective.  Fushi will also provide written notice to the Escrow Agent, if the Registration Statement is no longer effective immediately after Fushi is advised that the Registration Statement is no longer effective or thereafter ceases to be effective.

2.2           Failure to Have an Effective Registration Statement.  In the event that (i) the Fushi’s Registration Statement is not declared effective on or before 120 days from the date of this Agreement (the “Registration Deadline”) or thereafter ceases to be effective and (ii) for so long as the Registration Statement is not effective subsequent to the Registration Deadline, then upon such events, Kuhns shall be entitled to receive Escrow Shares from the Escrow Agent (the “Restricted Shares”) in such amounts, and at such times, as it determines until the Judgment is satisfied, including any accrued interest on the Current Judgment Amount pursuant to Section 4(g) of the Agreement or costs relating to enforcing an Event of Default pursuant to Section 9 of the Agreement.  The Current Judgment Amount shall thereupon be reduced by the Restricted Share Value (as defined in the Agreement).  For purposes of this Section 2.2, the Escrow Agent may deliver Escrow Shares directly to Kuhns immediately after the Registration Deadline unless Fushi delivers written notice to the Escrow Agent that the Registration Statement has been declared effective on or before the Registration Deadline pursuant to Section 2.1 above.

3.           Dividends and Other Distributions in Respect of the Escrow Shares.  All dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.           Dividends on Dissolution or Liquidation.  In the event of dissolution of Fushi, or the partial or complete liquidation of all or substantially all of its assets, or in the event of bankruptcy or insolvency, the Escrow Shares shall participate in, on a pro rata basis, with all other shares in any distribution dividend.  This Section 4 shall apply equally in the event of a merger or consolidation, or sale of assets.  The amount per share shall be adjusted in the event of a stock split or reclassification of shares.

5.           Voting Rights as Stockholders.  The Escrow Shares shall be considered issued and outstanding shares of Fushi.  Simultaneously with the execution of this Agreement, Kuhns shall execute and deliver an irrevocable proxy authorizing Mr. Li Fu, or any person designated as his substitute, to vote the shares during the time the Shares are held in escrow.

6.           Transfer.  Fushi and Kuhns agree that during the Escrow Period the Escrow Shares shall not be sold, exchanged, assigned, gifted, encumbered, pledged, mortgaged, set over, hypothecated, transferred or otherwise disposed of, whether voluntarily or involuntarily, or by operation of law, except in accordance with the provisions of this Agreement.

7.           Concerning the Escrow Agent.

7.1.           Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent or counsel of Fushi), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

7.2.           Indemnification.  The Escrow Agent shall be indemnified and held harmless by Fushi from and against any expenses, including (i) in connection with any counsel fees incurred pursuant to Section 7.1 above and (ii) counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim that in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion and without liability, may commence an action in the nature of interpleader in an appropriate court without liability to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court without liability or it may retain the Escrow Shares without liability pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered.  The provisions of this Section 7.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 7.5 or 7.6 below.

7.3.           Compensation.  The Escrow Agent shall be entitled to reasonable compensation of $2,500 one-time fee plus $750 for each brokerage transaction for all services rendered by it hereunder.  The Escrow Agent shall also be entitled to reimbursement from Fushi for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, brokerage fees, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges, except that any taxes incurred as a result of transactions for the sale of the Escrow Shares on behalf of Kuhns shall not be borne or reimbursed by Fushi.

7.4.           Further Assurances.  From time to time on and after the date hereof, Fushi and Kuhns shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

7.5.           Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by Fushi and Kuhns, the Escrow Shares held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate without any liability to the Escrow Agent.

7.6.           Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 7.5.

7.7.           Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

8.           Miscellaneous.

8.1.           Governing Law.  This Agreement shall be governed by, interpreted and construed in accordance with and under the laws of the State of New York without regard to principles of conflicts of law.  Any disagreement, claim or controversy among the Parties or any of them arising out of or in connection with this Agreement shall be determined exclusively before the Honorable Peter Dorsey in the United States District Court, District of Connecticut.  If that Court declines or lacks jurisdiction, then any disagreement, claim or controversy among the Parties or any of them arising out of or in connection with this Agreement shall be determined exclusively before the Supreme Court of New York, New York County, or the United States District Court for the Southern District of New York.  The Parties consent to service of process by overnight courier to the above addresses.  The Parties hereby consent to personal jurisdiction and venue in both New York and Connecticut.  The prevailing Party or Parties shall be entitled to recover from the losing Party or Parties their reasonable attorney’s fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement.

8.2.           WAIVER OF JURY TRIAL.  ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE PARTIES WAIVES ANY RIGHT TO A JURY TRIAL THEREOF.

8.3.           Construction; Drafting; No Prejudice.  Should any provision of this Agreement require judicial interpretation, it is agreed that the Court, in interpreting or considering such provision, shall not apply any presumption that the terms hereof shall be more strictly construed against the Party who itself or through its agent prepared the same, it being agreed that all Parties hereto have participated in the drafting of this Agreement and that legal counsel was consulted by each Party in connection with the drafting, finalization and execution of this Agreement.

8.4.           Severability.  If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

8.5.           Entire Agreement.  This Agreement and the Settlement Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by each party hereto.  It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

8.6.           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

8.7.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

8.8.           Notices.  Any notice or other communication required or that may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

To Kuhns:	Kuhns Brothers, Inc.
Farmhouse
558 Lime Rock Road
Lime Rock, Connecticut 06039
Attn: Mary Fellows

with a copy to:	Thomas J. Fleming, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022

To Fushi:	Fushi International, Inc.
1 Shuang Qiang Road, Jin Zhou
Dalian China 116100
Attn: Chris Wang

with a copy to:	Darren Ofsink, Esq.
Guzov Ofsink LLC
600 Madison Avenue
New York, New York 10022

To the Escrow Agent:	Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Chairman

The parties may change the persons and addresses that the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have each duly executed this Agreement as of the date first above written.

KUHNS BROTHERS, INC.

By:	/s/ John D. Kuhns

KUHNS BROS. & CO., INC.

By:	/s/ John D. Kuhns

KUHNS BROTHERS SECURITIES CORP.

By:	/s/ John D. Kuhns

FUSHI INTERNATIONAL, INC.

By:	/s/ Chris Wang

DALIAN FUSHI BIMETALLIC MANUFACTURING COMPANY LTD.

By:	/s/ Chris Wang

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Alexandra Albrecht